UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2013

QUIDEL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2013, upon the recommendation of its Compensation Committee, the Board of Directors of Quidel Corporation (the “Company”) approved the Company’s 2013 cash incentive plan applicable to the Company’s executive officers and other members of management for the Company’s fiscal year ending December 31, 2013 (the “2013 Cash Incentive Compensation Plan”). Payout under the 2013 Cash Incentive Compensation Plan is predicated upon achievement of (i) revenue targets for core products, (ii) revenue targets for new products, (iii) an earnings-per-share goal, and (iv) defined impact goals, with each of the foregoing as determined by the Board of Directors and/or its Compensation Committee, for the Company’s 2013 fiscal year. A description of the 2013 Cash Incentive Compensation Plan and related target bonuses are set forth on Exhibit 10.1 hereto and are incorporated by reference herein.

In addition, a description of the Company’s current Employee Deferred Bonus Compensation Program, applicable for 2013 and as previously adopted by the Compensation Committee for prior years, is set forth on Exhibit 10.2 hereto and is incorporated by reference herein (the “2013 Employee Deferred Bonus Compensation Program”).

On February 25, 2013, upon the recommendation of the Compensation Committee, the Board also approved the Company’s 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”). The 2013 Equity Incentive Plan provides for grants of equity awards to eligible employees of the Company, including the Company’s executive officers, subject to the terms described below and as set forth on Exhibit 10.3 hereto.

Under the 2013 Equity Incentive Plan, each participating employee receives equity incentive awards in the form of (i) non-qualified stock options; and (ii) time-based restricted stock units. The vesting period for the non-qualified stock options and restricted stock units is over four years with the first 50% of such equity awards vesting at the end of the second-year anniversary of the grant date and the remainder vesting 25% annually on each of the following two anniversaries thereafter.

On February 25, 2013, upon the recommendation of the Compensation Committee, the Board approved an increase in the annual base salary for each of the Company’s executive officers, with all such annual base salary increases effective as of the Company’s pay period beginning on February 25, 2013 (collectively and as set forth on Exhibit 10.4 hereto, the “2013 Annual Base Salaries”). The 2013 Annual Base Salaries are set forth on Exhibit 10.4 hereto and are incorporated by reference herein.

Effective as of March 1, 2013, upon the recommendation of the Compensation Committee, the Board approved the payout of bonuses to the Company’s executive officers per the terms of the Company’s 2012 cash incentive compensation plan (the “2012 Cash Bonus Awards”). The 2012 Cash Bonus Awards are set forth on Exhibit 10.5 attached hereto and are incorporated by reference herein.

On January 18, 2013, the Compensation Committee also approved a grant of 5,000 shares of time, based restricted stock units to Mark Smits, the Company’s Senior Vice President, Commercial Operations. The vesting period for the restricted stock units is based a four-year cliff with full vesting on the fourth anniversary of the grant date, January 18, 2013.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	2013 Cash Incentive Compensation Plan.

10.2	2013 Employee Deferred Bonus Compensation Program.

10.3	2013 Equity Incentive Plan Grants to the Company’s Executive Officers.

10.4	2013 Annual Base Salaries for the Company’s Executive Officers, effective as of March 1, 2013.

10.5	2012 Cash Bonus Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2013
QUIDEL CORPORATION

	By:	/s/ Robert J. Bujarski
	Name:	Robert J. Bujarski
	Its:	Senior Vice President, Business Development and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	2013 Cash Incentive Compensation Plan.

10.2	2013 Employee Deferred Bonus Compensation Program.

10.3	2013 Equity Incentive Plan Grants to the Company’s Executive Officers.

10.4	2013 Annual Base Salaries for the Company’s Executive Officers, effective as of March 1, 2013.

10.5	2012 Cash Bonus Awards.